NETSTREIT REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL AND OPERATING RESULTS
– Reports Net Income of $0.05 and $0.08 and Adjusted Funds from Operations (“AFFO”) of $0.27 and $0.94 per diluted share, for the Fourth Quarter and Full Year 2021, respectively –
– Completed $413.7 Million of Net Acquisitions in 2021 –
– Subsequent to Year End, Completed Forward Common Stock Offering of 10,350,000 Shares –

Dallas TX – February 24, 2022 – NETSTREIT (NYSE: NTST) (the “Company”), today announced financial and operating results for the fourth quarter and full year ended December 31, 2021.

“We are extremely proud of our accomplishments in 2021. We grew our portfolio to 327 properties, increased our annual base rent by more than 70% from the previous year, to $71.2 million, and increased our combined investment grade and investment grade profile to 81.6% of the portfolio,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. “Further, over the past 12 months, we have completed over $500 million of equity issuances to both maintain our strong balance sheet and fuel accretive growth. We continue to see vast opportunities in the market and are optimistic for continued expansion in 2022.”

FOURTH QUARTER AND FULL YEAR 2021 HIGHLIGHTS
•Reported net income per diluted share of $0.05, Core Funds from Operations (“Core FFO”)1 per diluted share of $0.252 and AFFO per diluted share of $0.272 for the fourth quarter of 2021
•Reported net income per diluted share of $0.08, Core FFO per diluted share of $0.873 and AFFO per diluted share of $0.943 for the full year 2021

PORTFOLIO UPDATE

As of December 31, 2021, the NETSTREIT portfolio was comprised of 327 leases with 67 total tenants, contributing $71.2 million of annualized base rent4, with a weighted-average remaining lease term of 9.9 years, of which 65.2% were leased to investment grade rated tenants and 16.4% were leased to tenants with investment grade profiles5. The portfolio was 100.0% occupied as of December 31, 2021. During the year, the Company increased its ABR over 70% from $41.8 million to $71.2 million, and increased its combined investment grade and investment grade profile percentage from 78.0% to 81.6%. The Company added 15 new tenants and three new states to its portfolio during the year.

INVESTMENT ACTIVITY

During the quarter ended December 31, 2021, the Company had total net investment activity of $159.8 million, which includes acquisitions of $150.5 million and ongoing development funding of $9.3 million. The Company completed $150.5 million of acquisitions in 32 properties at an initial cash capitalization rate of 6.5%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 10.4 years, with 39.5% occupied by investment grade rated tenants and 18.4% occupied by tenants with investment grade profiles. The Company provided $9.3 million of ongoing development funding including funding to support five new developments for two investment grade tenants and three tenants with investment grade profiles, with estimated total project costs of $23.0 million. The Company had no dispositions in the fourth quarter.

During the year ended December 31, 2021, the Company completed $445.6 million of acquisitions in 124 properties at an initial cash capitalization rate, including acquisitions costs, of 6.5%. Acquisitions completed during the year had a weighted-average remaining lease term of 10.3 years, with 60.4% of properties occupied by investment grade rated tenants and 21.6% occupied by tenants with investment grade profiles. The Company provided $18.8 million of total development funding in 2021 for 10 projects during the year, with nine of the projects for investment grade tenants or tenants with investment grade profiles. During the same period, the Company sold nine properties for total proceeds of $31.9 million, at a cash capitalization rate of 6.5%.

BALANCE SHEET AND LIQUIDITY

During the year ended 2021, the Company completed the following equity issuances:
•In April, the Company issued 10,915,688 shares of common stock in a public offering at a price of $18.65 per share, resulting in gross proceeds of approximately $203.6 million
•In November, the Company issued 3,852,436 of common stock at a weighted average price of $23.36 per share for gross proceeds of approximately $90.0 million. Almost all of the ATM activity was the result of a reverse inquiry by a REIT dedicated investor.

At quarter end, total debt outstanding was $239.0 million, with a weighted average term of 2.7 years and a contractual interest rate, including the impact of the fixed rate swap, of 1.35% (excluding the impact of deferred fee amortization). The Company’s net debt to annualized adjusted EBITDA ratio was 4.2x, and the ending cash balance was $7.6 million.

SUBSEQUENT ACTIVITY

In January, the Company completed its forward offering of 10,350,000 shares of common stock, which includes the full exercise of underwriters' option to purchase additional shares, at a price to the public of $22.25 per share. The Company will have until January 10, 2023 to settle its forward sales agreement. As of the date of this press release, the Company has not settled on any shares from the forward offering.

DIVIDEND

On February 22, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the first quarter of 2022, which will be paid on March 30, 2022 to shareholders of record on March 15, 2022.

2022 OUTLOOK

On January 5, 2022, the Company announced its full year 2022 AFFO per share guidance in the range of $1.13 to $1.17 per share. This AFFO guidance is based on the following assumptions:
•The Company expects acquisition activity, including completed developments and net of dispositions, to be at least $480.0 million in 2022
•The Company expects cash G&A to be in the range of $14.5 million to $15.0 million (inclusive of transaction costs), and expects non-cash compensation expense to be in the range of $5.0 million to $5.5 million
•The Company expects cash interest expense to be in the range of $5.0 million to $5.5 million, with approximately $0.6 million of additional non-cash deferred financing fee amortization
•Full year 2022 diluted weighted average shares outstanding, which includes the impact of OP units, are expected to be in the range of 52.0 million to 54.0 million shares

EARNINGS WEBCAST AND CONFERENCE CALL

A conference call will be held on Friday, February 25, 2022 at 10:00 AM ET. During the conference call the Company’s officers will review fourth quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until March 4, 2022, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13725918.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT

NETSTREIT is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

(1) Non-GAAP financial measure. See "Non-GAAP Financial Measures".

(2) Per share amounts include weighted average common shares of 41,859,168 and weighted average operating partnership units of 1,125,712 for the three-months ended December 31, 2021.

(3) Per share amounts include weighted average common shares of 36,999,459 and weighted average operating partnership units of 1,377,335 for the twelve-months ended December 31, 2021.

(4) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended December 31, 2021 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of December 31, 2021, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12).

(5) Unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x.

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net income available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)
(Unaudited)

	December 31,
	2021	2020
Assets
Real estate, at cost:
Land	$299,935	$189,373
Buildings and improvements	626,457	358,360
Total real estate, at cost	926,392	547,733
Less accumulated depreciation	(30,669)	(10,111)
Property under development	17,896	—
Real estate held for investment, net	913,619	537,622
Assets held for sale	2,096	14,802
Cash, cash equivalents and restricted cash	7,603	92,643
Lease intangible assets, net	124,772	75,024
Other assets, net	20,351	5,724
Total assets	$1,068,441	$725,815
Liabilities and equity
Liabilities:
Term loan, net	$174,330	$174,105
Revolving credit facility	64,000	—
Lease intangible liabilities, net	23,316	16,930
Liabilities related to assets held for sale	—	399
Accounts payable, accrued expenses and other liabilities	16,980	6,308
Total liabilities	278,626	197,742
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 44,223,050 and 28,203,545 shares issued and outstanding as of December 31, 2021 and 2020, respectively	442	282
Additional paid-in capital	809,724	501,045
Distributions in excess of retained earnings	(35,119)	(7,464)
Accumulated other comprehensive income	4,123	235
Total stockholders’ equity	779,170	494,098
Noncontrolling interests	10,645	33,975
Total equity	789,815	528,073
Total liabilities and equity	$1,068,441	$725,815

NETSTREIT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)
(Unaudited)

	Successor			Predecessor
	Year Ended December 31,		For the Period from December 23 to December 31,	For the Period from January 1 to December 22,
	2021	2020	2019
Revenues
Rental revenue (including reimbursable)	$59,140	$33,727	$513	$19,805
Operating expenses
Property	5,803	2,569	52	1,113
General and administrative	14,810	11,340	49	3,555
Depreciation and amortization	30,807	15,459	195	10,422
Provisions for impairment	3,539	2,690	—	7,186
Transaction costs	700	3,169	2	535
Total operating expenses	55,659	35,227	298	22,811
Other income (expense)
Interest expense, net	(3,700)	(4,741)	(173)	(10,712)
Gain on sales of real estate, net	2,997	6,213	—	5,646
Gain on forfeited earnest money deposit	—	250	—	—
Other income (expense), net	431	(10)	—	—
Total other income (expense), net	(272)	1,712	(173)	(5,066)
Net income (loss) before income tax expense	3,209	212	42	(8,072)
Income tax expense	(59)	—	—	—
Net income (loss)	3,150	212	42	(8,072)
Net income (loss) attributable to noncontrolling interests	104	(518)	14	—
Preferred stock dividends	—	42	—	—
Net income (loss) attributable to common stockholders	$3,046	$688	$28	$(8,072)
Amounts available to common stockholders per common share:
Basic	$0.08	$0.04	$—	N/A
Diluted	$0.08	$0.01	$—	N/A
Weighted average common shares:
Basic	36,999,459	17,322,182	8,860,760	N/A
Diluted	38,672,565	21,157,996	8,860,760	N/A
Other comprehensive income (loss):
Net income (loss)	$3,150	$212	$42	$(8,072)
Change in value on derivatives, net	4,057	253	—	55
Total comprehensive income (loss)	$7,207	$465	$42	$(8,017)
Comprehensive income (loss) attributable to noncontrolling interests	273	(500)	14	—
Comprehensive income (loss) attributable to common stockholders	$6,934	$965	$28	$(8,017)

NETSTREIT CORP. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO

(in thousands, except share and per share data)
(Unaudited)

	Successor
	Year Ended December 31,
	2021	2020
Net income	$3,150	$212
Depreciation and amortization of real estate	30,491	15,154
Provisions for impairment	3,539	2,690
Gain on sales of real estate, net	(2,997)	(6,213)
FFO	34,183	11,843
Adjustments:
Gain on forfeited earnest money deposit	—	(250)
144A and IPO transaction costs (1)	—	2,170
Gain on insurance proceeds	(438)	—
Core FFO	33,745	13,763
Adjustments:
Straight-line rental revenue	(1,082)	(1,688)
Amortization of deferred financing costs	627	621
Amortization of above/below market lease intangibles	(808)	(504)
Amortization of lease incentives	122	—
Capitalized interest expense	(78)	—
Non-cash compensation expense	3,703	2,452
AFFO	$36,229	$14,644

Weighted average common shares outstanding, basic	36,999,459	17,322,182
Weighted average operating partnership units outstanding	1,377,335	3,807,022
Weighted average dilutive securities	295,771	28,792
Weighted average common shares outstanding, diluted	38,672,565	21,157,996

FFO per common share, diluted	$0.88	$0.56
Core FFO per common share, diluted	$0.87	$0.65
AFFO per common share, diluted	$0.94	$0.69

NETSTREIT CORP. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre

(in thousands, except share and per share data)
(Unaudited)

	Successor
	Year Ended December 31,
	2021	2020
Net income	$3,150	$212
Depreciation and amortization of real estate	30,491	15,154
Amortization of above/below market lease intangibles	(808)	(504)
Amortization of lease incentives	122	—
Non-real estate depreciation and amortization	316	305
Interest expense, net	3,700	4,741
Income tax expense	59	—
EBITDA	37,030	19,908
Adjustments:
Provisions for impairment	3,539	2,690
Gain on sales of real estate, net	(2,997)	(6,213)
EBITDAre	37,572	16,385
Adjustments:
Straight-line rental revenue	(1,082)	(1,688)
Gain on forfeited earnest money deposit	—	(250)
144A and IPO transaction costs (1)	—	2,170
Gain on insurance proceeds	(438)	—
Non-cash compensation expense	3,703	2,452
Adjusted EBITDAre	$39,755	$19,069

NETSTREIT CORP. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO NOI AND CASH NOI

(in thousands, except share and per share data)
(Unaudited)

	Successor
	Year Ended December 31,
	2021	2020
Net income	$3,150	$212
General and administrative	14,810	11,340
Depreciation and amortization	30,807	15,459
Provisions for impairment	3,539	2,690
Transaction costs	700	3,169
Interest expense, net	3,700	4,741
Gain on sales of real estate, net	(2,997)	(6,213)
Gain on forfeited earnest money deposit	—	(250)
Income tax expense	59	—
Other income (expense), net	(431)	10
NOI	53,337	31,158
Straight-line rental revenue	(1,082)	(1,688)
Amortization of above/below market lease intangibles	(808)	(504)
Amortization of lease incentives	122	—
Cash NOI	$51,569	$28,966

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

FFO is a non-GAAP financial measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

Core FFO is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits, non-recurring public company costs, and gains on insurance proceeds. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre and Adjusted EBITDAre

We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, gains from forfeited earnest money deposits, non-recurring public company costs, representing consulting fees that we incurred in preparing to become a public company, gains on insurance proceeds, and non-cash compensation expense.

We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre and Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre and Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

NOI and Cash NOI

NOI and Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute NOI as net income (loss) (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, depreciation and amortization, gains (or losses) on sales of depreciable property, gain from forfeited earnest money deposits, real estate impairment losses, and other income (or expense). We further adjust NOI for non-cash revenue components of straight-line rent and amortization of lease intangibles and lease incentives to derive Cash NOI. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

(1) These expenses represent a subset of transaction costs as presented on the consolidated statements of operations and comprehensive income (loss).